EXHIBIT A

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
State Street® SPDR® Dow Jones® Global Real Estate ETF (formerly, SPDR® Dow Jones® Global Real Estate ETF)	0.50%
State Street® SPDR® Dow Jones® International Real Estate ETF (formerly, SPDR® Dow Jones® International Real Estate ETF)	0.59%
State Street® SPDR® EURO STOXX 50® ETF (formerly, SPDR® EURO STOXX 50® ETF)	0.29%
State Street® SPDR® MSCI ACWI Climate Paris Aligned ETF (formerly, SPDR® MSCI ACWI Climate Paris Aligned ETF)	0.12%
State Street® SPDR® MSCI ACWI ex-US ETF (formerly, SPDR® MSCI ACWI ex-US ETF)	0.30%
State Street® SPDR® MSCI EAFE Fossil Fuel Reserves Free ETF (formerly, SPDR® MSCI EAFE Fossil Fuel Reserves Free ETF)	0.20%
State Street® SPDR® MSCI EAFE StrategicFactorsSM ETF (formerly, SPDR® MSCI EAFE StrategicFactorsSM ETF)	0.30%
State Street® SPDR® MSCI Emerging Markets Fossil Fuel Reserves Free ETF (formerly, SPDR® MSCI Emerging Markets Fossil Fuel Reserves Free ETF)	0.30%
State Street® SPDR® MSCI Emerging Markets StrategicFactorsSM ETF (formerly, SPDR® MSCI Emerging Markets StrategicFactorsSM ETF)	0.30%
State Street® SPDR® MSCI World StrategicFactorsSM ETF (formerly, SPDR® MSCI World StrategicFactorsSM ETF)	0.30%
State Street® SPDR® Portfolio Developed World ex-US ETF (formerly, SPDR® Portfolio Developed World ex-US ETF)	0.03%
State Street® SPDR® Portfolio Emerging Markets ETF (formerly, SPDR® Portfolio Emerging Markets ETF)	0.07%
State Street® SPDR® Portfolio MSCI Global Stock Market ETF (formerly, SPDR® Portfolio MSCI Global Stock Market ETF)	0.09%
State Street® SPDR® Portfolio Europe ETF (formerly, SPDR® Portfolio Europe ETF)	0.07%
State Street® SPDR® S&P® China ETF (formerly, SPDR® S&P® China ETF)	0.59%
State Street® SPDR® S&P® Emerging Asia Pacific ETF (formerly, SPDR® S&P® Emerging Asia Pacific ETF)	0.49%
State Street® SPDR® S&P Emerging Markets Dividend ETF (formerly, SPDR® S&P Emerging Markets Dividend ETF)	0.49%
State Street® SPDR® S&P Emerging Markets ex-China ETF (formerly, SPDR® S&P Emerging Markets ex-China ETF)	0.15%

State Street® SPDR® S&P® Emerging Markets Small Cap ETF (formerly, SPDR® S&P® Emerging Markets Small Cap ETF)	0.65%
State Street® SPDR® S&P® Global Dividend ETF (formerly, SPDR® S&P® Global Dividend ETF)	0.40%
State Street® SPDR® S&P® Global Infrastructure ETF (formerly, SPDR® S&P® Global Infrastructure ETF)	0.40%
State Street® SPDR® S&P® Global Natural Resources ETF (formerly, SPDR® S&P® Global Natural Resources ETF)	0.40%
State Street® SPDR® S&P® International Dividend ETF (formerly, SPDR® S&P® International Dividend ETF)	0.45%
State Street® SPDR® S&P® International Small Cap ETF (formerly, SPDR® S&P® International Small Cap ETF)	0.40%
State Street® SPDR® S&P® North American Natural Resources ETF (formerly, SPDR® S&P® North American Natural Resources ETF)	0.35%

As of: January 31, 2026